Exhibit 99.1

NEWS RELEASE

KOSMOS ENERGY ANNOUNCES SECOND QUARTER 2019 RESULTS

DALLAS--(BUSINESS WIRE)—August 5, 2019-- Kosmos Energy Ltd. (“Kosmos”) (NYSE: KOS) announced today the financial and operating results for the second quarter of 2019. For the quarter, the Company generated net income of $17 million, or $0.04 per diluted share. When adjusted for certain items that impact the comparability of results, the Company generated adjusted net income(1) of $22 million or $0.05 per diluted share for the second quarter of 2019.

"Kosmos has continued to make good progress in the second quarter with record quarterly production and strong free cash flow,” said Andrew G. Inglis, chairman and chief executive officer. “At current oil prices we are forecasting to exceed the 2019 free cash flow we set out at our capital markets day. Kosmos has an active second half of the year with multiple catalysts across the portfolio including five exploration wells in Mauritania, Equatorial Guinea and the Gulf of Mexico, and the planned sell down of our position in Mauritania and Senegal which remains on track.”

It must be noted that beginning with the first quarter 2019, the results include the impact of proportionately consolidating the Equatorial Guinea results. Prior quarters exclude this impact and only include the minority interest gain or loss in the bottom line. In addition, the prior year quarter does not include the Gulf of Mexico acquisition, which did not close until the end of the third quarter of 2018.

SECOND QUARTER 2019 HIGHLIGHTS

•	Net cash provided by operating activities - $240 million; free cash flow[1] (non-GAAP) - $136 million

•	Sales - 6.3 million barrels of oil equivalent (boe)

•	Revenues - $396 million

•	Realized oil and gas revenues, excluding the impact of hedging program - $63.18 per boe.

•	Production expense - $91 million, or $14.52 per boe

•	General and administrative expenses - $28 million, $19 million cash expense and $9 million non-cash equity based compensation expense

•	Depletion and depreciation expense - $151 million, or $24.16 per boe

•	Exploration expenses - $30 million

•	Capital expenditures - $101 million

At quarter end, the Company was in a net underlift position of approximately 1.0 million barrels of oil.

Second quarter results included a mark-to-market gain of $14 million related to the Company’s oil derivative contracts. As of the quarter end and including recently executed hedges, Kosmos has approximately 14.5 million barrels of oil hedged covering 2019 through 2020 including Brent, WTI, and LLS based hedges.

Kosmos exited the second quarter of 2019 with approximately $652 million of liquidity, total debt of $2.18 billion, and $1.99 billion of net debt.

OPERATIONAL UPDATE

Total net production was a record in the second quarter of 2019 averaging approximately 71,100 barrels of oil equivalent per day (boepd)(2).

Ghana

During the second quarter of 2019, net production from Ghana averaged approximately 31,700 barrels of oil per day (bopd). As forecast, Kosmos lifted three cargoes from Ghana during the second quarter.

At Jubilee, Kosmos and its partners are planning to accelerate the gas handling enhancement work program into the fourth quarter of 2019. These enhancements are designed to increase gas handling capacity to above 180 million standard cubic feet per day, thereby allowing oil production rates to increase in the fourth quarter of 2019 and into 2020.

At TEN, completion problems were experienced at the EN-14 well due to mechanical issues, resulting in the well not being completed and the potential deferral of two other TEN wells that were previously planned for 2019. These issues have reduced our full-year lifting expectations for the field; Kosmos now expects to lift four cargos from TEN, down from the previous expectation of five.

Equatorial Guinea

Production in Equatorial Guinea averaged approximately 13,000 bopd net in the second quarter of 2019. Kosmos lifted the forecast one cargo from Equatorial Guinea during the quarter. The electric submersible pump (ESP) program is ongoing and Kosmos expects to complete two more ESP conversions in the third quarter.

U.S. Gulf of Mexico

U.S. Gulf of Mexico production averaged approximately 26,400 boepd net (83% oil) during the second quarter, exceeding the high end of the guidance range. Strong second quarter production was driven primarily by increased production at Odd Job, taking advantage of spare capacity aboard Delta House, and the Tornado field coming back online after its planned drydock in the first quarter.

In June, Kosmos announced an oil discovery at Gladden Deep (Kosmos 20% working interest). Gladden Deep is a subsea tie back which is expected to be brought online through the existing Gladden pipeline to the Medusa spar in the fourth quarter of 2019. Based on preliminary analysis of drilling and wireline logging results, the recoverable resource is expected to be in line with the pre-drill estimate of 7 mmboe gross.

Kosmos was one of the most active participants in U.S. Gulf of Mexico Lease Sale 252 in March, and was subsequently awarded the nine deepwater blocks upon which it was previously deemed to be the high bidder.

Greater Tortue Ahmeyim Project

The Greater Tortue Ahmeyim project located offshore Mauritania and Senegal remains on track with progress being made across all Phase 1 project areas including subsea, FLNG vessel, HUB Terminal, and FPSO vessel. Pre-FEED work is ongoing for Phases 2 and 3 and these next phases are expected to expand capacity of this hub to almost 10 MTPA of LNG for export.

In July, Kosmos announced that the Greater Tortue Ahmeyim-1 well (GTA-1), drilled on the eastern anticline within the unit development area of Greater Tortue Ahmeyim, encountered approximately 30 meters of net gas pay in a high-quality Albian reservoir. Results from GTA-1 demonstrate that the gas resource at Greater Tortue Ahmeyim continues to grow and could lead to further offtake expansion of the project. The GTA-1 well was designed as a future producer and will be used to further optimize the development drilling plans for the BP-operated project.

The previously announced process to sell down Kosmos' interest in the broader Mauritania/Senegal region to 10 percent is ongoing and is targeting a transaction announcement by year end.

2019 Guidance

As a result of the completion issue at TEN, Kosmos now expects production for 2019 to be at the low end of the guidance range. All other 2019 guidance remains unchanged.

(1) A Non-GAAP measure, see attached reconciliation of non-GAAP measure
(2) Production means net entitlement volumes. In Ghana and Equatorial Guinea, this means those volumes net to Kosmos' working interest or participating interest and net of royalty or production sharing contract effect. In the Gulf of Mexico, this means those volumes net to Kosmos' working interest and net of royalty.

Conference Call and Webcast Information

Kosmos will host a conference call and webcast to discuss second quarter 2019 financial and operating results today at 10:00 a.m. Central time (11:00 a.m. Eastern time). A live webcast of the event and slides can be accessed on the Investors page of Kosmos’ website at http://investors.kosmosenergy.com/investor-events. The dial-in telephone number for the call is +1.877.407.3982. Callers outside the United States should dial +1.201.493.6780. A replay of the webcast will be available on the Investors page of Kosmos’ website for approximately 90 days following the event.

About Kosmos Energy

Kosmos is a full-cycle deepwater independent oil and gas exploration and production company focused along the Atlantic Margins. Our key assets include production offshore Ghana, Equatorial Guinea and U.S. Gulf of Mexico, as well as a world-class gas development offshore Mauritania and Senegal. We also maintain a sustainable exploration program balanced between proven basin infrastructure-led exploration (Equatorial Guinea and U.S. Gulf of Mexico), emerging basins (Mauritania, Senegal and Suriname) and frontier basins (Cote d'Ivoire, Namibia and Sao Tome and Principe). Kosmos is listed on the New York Stock Exchange and London Stock Exchange and is traded under the ticker symbol KOS. As an ethical and transparent company, Kosmos is committed to doing things the right way. The Company’s Business Principles articulate our commitment to transparency, ethics, human rights, safety and the environment. Read more about this commitment in the Kosmos 2018 Corporate Responsibility Report. For additional information, visit www.kosmosenergy.com.

Non-GAAP Financial Measures

EBITDAX, Adjusted net income (loss), Adjusted net income (loss) per share, free cash flow, and net debt are supplemental non-GAAP financial measures used by management and external users of the Company's consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines EBITDAX as Net income (loss) plus (i) exploration expense, (ii) depletion, depreciation and amortization expense, (iii) equity based compensation expense, (iv) unrealized (gain) loss on commodity derivatives (realized losses are deducted and realized gains are added back), (v) (gain) loss on sale of oil and gas properties, (vi) interest (income) expense, (vii) income taxes, (viii) loss on extinguishment of debt, (ix) doubtful accounts expense and (x) similar other material items which management believes affect the comparability of operating results. The Company defines Adjusted net income (loss) as Net income (loss) adjusted for certain items that impact the comparability of results. The Company defines free cash flow as net cash provided by operating activities less Oil and gas assets, Other property, Change in restricted cash, and certain other items that may affect the comparability of results. The Company defines net debt as the sum of notes outstanding issued at par and borrowings on the Facility and Corporate revolver less cash and cash equivalents and restricted cash.

We believe that EBITDAX, Adjusted net income (loss), Adjusted net income (loss) per share, free cash flow, Net debt and other similar measures are useful to investors because they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the oil and gas sector and will provide investors with a useful tool for assessing the comparability between periods, among securities analysts, as well as company by company. EBITDAX, Adjusted net income (loss), Adjusted net income (loss) per share, free cash flow, and net debt as presented by us may not be comparable to similarly titled measures of other companies.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Kosmos expects, believes or anticipates will or may occur in the future are forward-looking statements. Kosmos’ estimates and forward-looking statements are mainly based on its current expectations and estimates of future events and trends, which affect or may affect its businesses and operations. Although Kosmos believes that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to several risks and uncertainties and are made in light of information currently available to Kosmos. When used in this press release, the words “anticipate,” “believe,” “intend,” “expect,” “plan,” “will” or other similar words are intended to identify forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Kosmos, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Further information on such assumptions, risks and uncertainties is available in Kosmos’ Securities and Exchange Commission (“SEC”) filings. Kosmos undertakes no obligation and does not intend to update or correct these forward-looking statements to reflect events or circumstances occurring after the date of this press release, except as required by applicable law. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

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Kosmos Energy Ltd.
Consolidated Statements of Operations
(In thousands, except per share amounts, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Revenues and other income:
Oil and gas revenue	$395,933	$215,191	$692,723	$342,387
Other income, net	1	282	1	263
Total revenues and other income	395,934	215,473	692,724	342,650

Costs and expenses:
Oil and gas production	90,977	49,815	170,776	96,583
Facilities insurance modifications, net	2,278	1,029	(17,743)	9,478
Exploration expenses	29,905	77,481	60,249	98,674
General and administrative	28,072	17,497	63,980	39,380
Depletion, depreciation and amortization	151,438	74,289	269,533	128,566
Interest and other financing costs, net	59,803	18,870	94,844	44,564
Derivatives, net	(14,185)	140,272	62,900	178,750
Gain on equity method investments, net	—	(16,100)	—	(34,796)
Other expenses, net	(1,793)	938	326	4,643
Total costs and expenses	346,495	364,091	704,865	565,842

Income (loss) before income taxes	49,439	(148,618)	(12,141)	(223,192)
Income tax expense (benefit)	32,602	(45,345)	23,928	(69,693)
Net income (loss)	$16,837	$(103,273)	$(36,069)	$(153,499)

Net income (loss) per share:
Basic	$0.04	$(0.26)	$(0.09)	$(0.39)
Diluted	$0.04	$(0.26)	$(0.09)	$(0.39)

Weighted average number of shares used to compute net income (loss) per share:
Basic	401,323	396,826	401,244	396,218
Diluted	408,230	396,826	401,244	396,218

Kosmos Energy Ltd.
Condensed Consolidated Balance Sheets
(In thousands, unaudited)

	June 30,	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$176,908	$173,515
Receivables, net	160,944	140,006
Other current assets	161,862	196,179
Total current assets	499,714	509,700

Property and equipment, net	3,847,573	3,459,701
Other non-current assets	118,447	118,788
Total assets	$4,465,734	$4,088,189

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$157,373	$176,540
Accrued liabilities	258,379	195,596
Other current liabilities	26,897	12,172
Total current liabilities	442,649	384,308

Long-term liabilities:
Long-term debt, net	2,129,340	2,120,547
Deferred tax liabilities	697,792	477,179
Other non-current liabilities	311,742	164,677
Total long-term liabilities	3,138,874	2,762,403

Total stockholders’ equity	884,211	941,478
Total liabilities and stockholders’ equity	$4,465,734	$4,088,189

Kosmos Energy Ltd.
Condensed Consolidated Statements of Cash Flow
(In thousands, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Operating activities:
Net income (loss)	$16,837	$(103,273)	$(36,069)	$(153,499)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depletion, depreciation and amortization	153,740	76,572	274,222	133,289
Deferred income taxes	(16,897)	(57,179)	(56,730)	(81,876)
Unsuccessful well costs	1,593	44,611	7,099	44,654
Change in fair value of derivatives	(8,121)	138,824	65,686	177,790
Cash settlements on derivatives, net(1)	(17,468)	(35,824)	(21,044)	(56,221)
Equity-based compensation	9,491	9,068	17,932	17,085
Loss on extinguishment of debt	24,794	—	24,794	4,056
Distributions in excess of equity in earnings	—	—	—	5,234
Other	2,436	927	7,417	449
Changes in assets and liabilities:
Net changes in working capital	73,332	(56,277)	(60,917)	(90,528)
Net cash provided by operating activities	239,737	17,449	222,390	433

Investing activities
Oil and gas assets	(74,891)	(57,938)	(153,268)	(92,650)
Other property	(4,159)	(1,058)	(5,230)	(2,815)
Return of investment from KTIPI	—	38,900	—	79,970
Notes receivable from partners	(5,983)	—	(5,983)	—
Net cash used in investing activities	(85,033)	(20,096)	(164,481)	(15,495)

Financing activities:
Borrowings on long-term debt	—	—	175,000	—
Payments on long-term debt	(200,000)	(100,000)	(300,000)	(100,000)
Net proceeds from issuance of senior notes	641,875	—	641,875	—
Redemption of senior secured notes	(535,338)	—	(535,338)	—
Purchase of treasury stock	(3)	(5,821)	(1,983)	(17,695)
Dividends	(18,142)	—	(36,289)	—
Deferred financing costs	(821)	(774)	(1,981)	(25,743)
Net cash used in financing activities	(112,429)	(106,595)	(58,716)	(143,438)

Net increase (decrease) in cash, cash equivalents and restricted cash	42,275	(109,242)	(807)	(158,500)
Cash, cash equivalents and restricted cash at beginning of period	142,534	255,728	185,616	304,986
Cash, cash equivalents and restricted cash at end of period	$184,809	$146,486	$184,809	$146,486

(1)
Cash settlements on commodity hedges were $(11.4) million and $(37.5) million for the three months ended June 30, 2019 and 2018, respectively, and $(18.7) million and $(57.3) million for the six months ended June 30, 2019 and 2018, respectively.

Kosmos Energy Ltd.
Equity Method Investment
(In thousands, unaudited)

	Three months ended	Six months ended
	June 30, 2018	June 30, 2018
Revenues and other income:
Oil and gas revenue	$138,395	$384,749
Other income	(170)	117
Total revenues and other income	138,225	384,866

Costs and expenses:
Oil and gas production	23,332	75,033
Depletion and depreciation	21,881	75,951
Other expenses, net	(73)	(152)
Total costs and expenses	45,140	150,832

Income before income taxes	93,085	234,034
Income tax expense	33,620	83,251
Net income	$59,465	$150,783

Kosmos' share of net income	$29,733	$75,392
Basis difference amortization(1)	13,633	40,596
Equity in earnings - KTIPI	$16,100	$34,796

(1)
The basis difference, which is associated with oil and gas properties and subject to amortization, has been allocated to the Ceiba Field and Okume Complex. We amortize the basis difference using the unit-of-production method.

Kosmos Energy Ltd.
EBITDAX
(In thousands, unaudited)

	Three Months Ended	Three Months Ended
	June 30, 2019	June 30, 2018
	Kosmos	Kosmos	Equatorial Guinea (Equity Method)(1)	Total
Net income (loss)	$16,837	$(103,273)	$16,100	$(87,173)
Exploration expenses	29,905	77,481	—	77,481
Facilities insurance modifications, net	2,278	1,029	—	1,029
Depletion, depreciation and amortization	151,438	74,289	24,574	98,863
Equity-based compensation	9,491	9,068	—	9,068
Derivatives, net	(14,185)	140,272	—	140,272
Cash settlements on commodity derivatives	(11,403)	(37,521)	—	(37,521)
Inventory impairment and other	—	(24)	—	(24)
Disputed charges and related costs	—	626	—	626
Gain on equity method investment - KTIPI	—	(16,100)	—	(16,100)
Interest and other financing costs, net	59,803	18,870	—	18,870
Income tax expense (benefit)	32,602	(45,345)	16,810	(28,535)
EBITDAX	$276,766	$119,372	$57,484	$176,856

	Six months ended	Six months ended
	June 30, 2019	June 30, 2018
	Kosmos	Kosmos	Equatorial Guinea (Equity Method)(2)	Total
Net income (loss)	$(36,069)	$(153,499)	$34,796	$(118,703)
Exploration expenses	60,249	98,674	—	98,674
Facilities insurance modifications, net	(17,743)	9,478	—	9,478
Depletion, depreciation and amortization	269,533	128,566	78,572	207,138
Equity-based compensation	17,932	17,085	—	17,085
Derivatives, net	62,900	178,750	—	178,750
Cash settlements on commodity derivatives	(18,692)	(57,265)	—	(57,265)
Inventory impairment and other	187	(5)	—	(5)
Disputed charges and related costs	(14)	2,961	—	2,961
Gain on sale of assets	—	—	—	—
Loss on equity method investment - KBSL	—	—	—	—
Gain on equity method investment - KTIPI	—	(34,796)	—	(34,796)
Interest and other financing costs, net	94,844	44,564	—	44,564
Income tax expense (benefit)	23,928	(69,693)	41,626	(28,067)
EBITDAX	$457,055	$164,820	$154,994	$319,814

	Twelve Months Ended
	June 30, 2019
	Kosmos	Equatorial Guinea (Equity Method)(2)	Total
Net income (loss)	$23,439	$38,085	$61,524
Exploration expenses	263,067	352	263,419
Facilities insurance modifications, net	(20,266)	—	(20,266)
Depletion and depreciation	470,802	56,410	527,212
Equity-based compensation	36,077	—	36,077
Derivatives, net	(147,280)	—	(147,280)
Cash settlements on commodity derivatives	(98,480)	—	(98,480)
Inventory impairment and other	480	—	480
Disputed charges and related costs	(12,728)	—	(12,728)
Gain on sale of assets	(7,666)	—	(7,666)
Gain on equity method investment - KTIPI	(38,085)	—	(38,085)
Interest and other financing costs, net	151,456	—	151,456
Income tax expense	136,752	36,865	173,617
EBITDAX	$757,568	$131,712	$889,280

(1)
For the three and six months ended June 30, 2018 we have presented separately our 50% share of the results from operations and amortization of our basis difference for the Equatorial Guinea investment as we accounted for such investment under the equity method during this period.

(2)
For the twelve months ended June 30, 2019, we have presented separately our 50% share of the results from operations and amortization of our basis difference for the Equatorial Guinea investment through December 31, 2018, as we accounted for such investment under the equity method through this date.

Kosmos Energy Ltd.
Adjusted Net Income
(In thousands, except per share amounts, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Net income (loss)	$16,837	$(103,273)	$(36,069)	$(153,499)

Derivatives, net	(14,185)	140,272	62,900	178,750
Cash settlements on commodity derivatives	(11,403)	(37,521)	(18,692)	(57,265)
Facilities insurance modifications, net	2,278	1,029	(17,743)	9,478
Inventory impairment and other	—	(24)	187	(5)
Disputed charges and related costs	—	626	(14)	2,961
Loss on extinguishment of debt	24,794	—	24,794	4,056
Total selected items before tax	1,484	104,382	51,432	137,975

Income tax expense on adjustments(1)	3,463	(35,963)	(16,578)	(42,527)
Impact of U.S. tax law change	—	—	—	—
Adjusted net income (loss)	$21,784	$(34,854)	$(1,215)	$(58,051)

Net income (loss) per diluted share	$0.04	$(0.26)	$(0.09)	$(0.39)

Derivatives, net	(0.03)	0.35	0.16	0.45
Cash settlements on commodity derivatives	(0.03)	(0.09)	(0.05)	(0.14)
Facilities insurance modifications, net	—	—	(0.04)	0.02
Loss on extinguishment of debt	0.06	—	0.06	0.01
Total selected items before tax	—	0.26	0.13	0.34

Income tax expense on adjustments(1)	0.01	(0.09)	(0.04)	(0.10)
Adjusted net income (loss) per diluted share	$0.05	$(0.09)	$0.00	$(0.15)

Weighted average number of diluted shares	408,230	396,826	401,244	396,218

(1)	Income tax expense is calculated at the statutory rate in which such item(s) reside. Statutory rates for the U.S. and Ghana are 21% and 35%, respectively.

Kosmos Energy Ltd.
Free Cash Flow
(In thousands, unaudited)

	Three months ended	Six months ended
	June 30, 2019	June 30, 2019
Reconciliation of net cash provided by operating activities to free cash flow:
Net cash provided by operating activities	$239,737	$222,390
Net cash used in investing activities	(85,033)	(164,481)
Other cash used in financing activities(1)	(19,287)	(22,427)
Change in restricted cash	209	4,200
Free cash flow (before dividends)	$135,626	$39,682

(1)	Amounts consist of costs related to the redemption of the senior secured notes, issuance of senior notes and other long-term debt and the purchase of treasury stock.

Operational Summary(1)
(In thousands, except barrel and per barrel data, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Net Volume Sold
Oil (MMBbl)
Kosmos	5.851	2.895	10.541	4.829
Equity method investment - Equatorial Guinea	—	0.950	—	2.830
Total Oil (MMBbl)	5.851	3.845	10.541	7.659
Gas (MMcf)	1.663	—	3.464	—
NGL (MMBbl)	0.139	—	0.251	—
Total (MMBoe)	6.267	3.845	11.369	7.659

Revenue
Oil sales:
Kosmos	$389,286	$215,191	$680,150	$342,387
Equity method investment - Equatorial Guinea	—	69,198	—	192,375
Total Oil sales	389,286	284,389	680,150	534,762
Gas sales	4,145	—	7,807	—
NGL sales	2,502	—	4,766	—
Total sales	395,933	284,389	692,723	534,762
Cash settlements on commodity derivatives	(11,403)	(37,521)	(18,692)	(57,265)
Realized revenue	$384,530	$246,868	$674,031	$477,497

Oil and Gas Production Costs
Kosmos	$90,977	$49,815	$170,776	$96,583
Equity method investment - Equatorial Guinea	—	11,666	—	37,516
Total oil and gas production costs	$90,977	$61,481	$170,776	$134,099

Oil sales per Bbl:
Kosmos	$66.53	$74.32	$64.52	$70.90
Equity method investment - Equatorial Guinea	—	72.84	—	67.98
Total Oil sales per Bbl	66.53	73.96	64.52	69.82
Gas sales per Mcf	2.49	—	2.25	—
NGL sales per Bbl	18.01	—	18.96	—
Total sales per Boe	63.18	73.96	60.93	69.82
Cash settlements on commodity derivatives per oil Bbl(2)	(1.95)	(12.96)	(1.77)	(11.86)
Realized revenue per Boe(3)	61.36	64.20	59.28	62.34

Oil and gas production costs per Boe:
Kosmos	$14.52	$17.21	$15.02	$20.01
Equity method investment - Equatorial Guinea	—	$12.28	—	$13.26
Total oil and gas production costs	14.52	15.99	15.02	17.51

(1)
For the three and six months June 30, 2018, we have presented separately our 50% share of the results from operations for the Equatorial Guinea investment, as we accounted for such investment under the equity method during this period.

(2)	Cash settlements on commodity derivatives are only related to Kosmos and are calculated on a per barrel basis using Kosmos' Net Oil Volumes Sold.

(3)
Realized revenue includes revenue from Kosmos, Equatorial Guinea (equity method investment), and Cash settlements on commodity derivatives; on a per Boe basis realized revenue is calculated using the total Net Volume Sold from both Kosmos and Equatorial Guinea (equity method investment).

Kosmos was underlifted by approximately 1,003 thousand barrels as of June 30, 2019.

Hedging Summary
As of June 30, 2019(1)
(Unaudited)

			Weighted Average Price per Bbl
	Index	MBbl	Floor(2)	Sold Put	Ceiling
2019:
Three-way collars	Dated Brent	5,256	$53.33	$43.81	$73.57
Swaps	NYMEX WTI	730	52.01	—	—
Collars	Argus LLS	500	60.00	—	88.75
2020:
Three-way collars	Dated Brent	6,000	$57.50	$45.00	$80.18
Put spread	Dated Brent	2,000	60.00	50.00	—

(1)	Please see the Company’s filed 10-Q for full disclosure on hedging material. Includes hedging position as of June 30, 2019 and hedges added since quarter-end.

(2)	“Floor” represents floor price for collars or swaps and strike price for purchased puts.

Note: Excludes 0.5 MMBbls of sold (short) calls with a strike price of $80.00 per Bbl in 2019, 8.0 MMBbls of sold (short) calls with a strike price of $85.00 per Bbl in 2020 and 1.0 MMBbls of sold (short) calls with a strike price of $75.00 per Bbl in 2021.

2019 Guidance

FY 2019

Production(1,2)	69,000 - 73,000 boe per day

Opex	$12.00 - $15.00 per boe

DD&A	$22.00 - $25.00 per boe

G&A(3)	$115 - $125 million

Exploration Expense	~$30 million average per quarter

Net Interest	$35 - $37 million per quarter

Tax	$3.00 - $5.00 per boe

Capex	$425 - $475 million in FY 2019

Note: Ghana/EG revenue calculated by number of cargos.

(1)	3Q 2019 - Ghana: 4 cargos / Equatorial Guinea 1 cargo. FY 2019 Ghana: 12 cargos / Equatorial Guinea 5.5 cargos. Average cargo sizes 950,000 barrels of oil.

(2)	GoM Production - 3Q 2019: 22,000-24,000 boe per day. FY 2019 22,000-24,000 boe per day. Oil/Gas/NGL split for 2019: U.S. Gulf of Mexico: 80%/12%/8%.

(3)	G&A - Approximately 70% cash.

Source: Kosmos Energy Ltd.

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